Exhibit 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of the 1st day of January, 2004 (the “Effective Date”), by and between SOUTHPOINTE PARK CORP., a Massachusetts corporation with an address of c/o Boston Capital Institutional Advisors LLC. One Boston Place, Suite 2100, Boston, Massachusetts 02108-4406, Attention: Karl W. Weller (the “LESSOR”) and ANSYS, INC., a Delaware corporation, with a notice address of 275 Technology Drive, Canonsburg, Pennsylvania, 15367 Attention: Maria Shields (the “LESSEE”).

Recitals

A.	Pursuant to that certain Master Lease and Purchase Option Agreement dated as of September 12, 1997 between Samual T. Byrne, Trustee of Southpointe Park Realty Trust under Declaration of Trust dated as of August 1, 1997 (“Southpointe Trust”), and LESSOR, as amended by First Amendment to Master Lease and Purchase Option Agreement dated as of January 30, 1998 between Southpointe Trust and LESSOR and Second Amendment to Master Lease dated of even date herewith (the “Master Lease”), LESSOR has leased the real property located and known as 275 Technology Drive, Canonsburg, Pennsylvania (the “Land”) and the building thereon (the “Building”) and other improvements constructed thereon (the Land, the Building and the other improvements are hereinafter collectively referred to as, the “Property”) from the Property Owner (as hereinafter defined);

B.	Pursuant to that certain Trust and Servicing Agreement dated as of February 27, 1998 by and among Crescent Capital (Jersey) Ltd. (the “Depositor”), Massachusetts Mutual Life Insurance Company (“MassMutual”), Calusa N.V. (“Calusa”), Boston Capital Ownership Corp. (“BCOC”), Boston Capital Institutional Advisors LLC (“BCIA”) and State Street Bank and Trust Company (“Trustee”), as amended by First Amendment to Trust and Servicing Agreement dated as of March 13, 2002 by and among Depositor, Crescent, MassMutual, Calusa, BCOC, BCIA and the Trustee (the “Trust Agreement”), the Depositor, as the holder of the beneficial interest under the Master Lease, contributed the Property to the Trust created by the Trust Agreement with the result that the Trustee is the record owner of the Property (the “Property Owner”) and the holder of the landlord’s interest under the Master Lease;

C.	Reference is made to that certain Lease dated as of January 2, 1996 and entered into between National Build to Suit Washington County, L.L.C., an Illinois limited liability company (the “Original Lessor”), as lessor, and LESSEE, as lessee, with respect to the Building (the “Lease”);

D.	Property Owner is the successor-in-interest to the Original Lessor, LESSEE is the current holder of the lessee’s interest under the Lease, and pursuant to the Master Lease, LESSOR is the current holder of the lessor’s interest under the Lease; and

E.	LESSOR and LESSEE desire to amend the Lease as more particularly set forth below.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, LESSOR and LESSEE hereby agree as follows:

Agreements

1.	Capitalized Terms. Each capitalized term appearing but not defined herein shall have the meaning, if any, ascribed to such term in the Lease.

2.	Recitals. The recitals above set forth are true and complete and are incorporated herein by reference.

3.	Amendments. As of the Effective Date, the Lease is hereby amended as follows:

a.	Lessor. In the first paragraph of the Lease, the words “National Build to Suit Washington County, L.L.C., an Illinois limited liability company” are hereby deleted and replaced with the words “Southpointe Park Corp., a Massachusetts corporation.”

b.	Base Rent. In Article V of the Lease, the following language is hereby added to the end of the list of Years and Base Rents:

“Notwithstanding the foregoing to the contrary, from and after January 1, 2004, Base Rent for the PREMISES shall be as follows:

Rental Period	Annual Base Rent	Monthly Payment
From January 1, 2004 to December 31, 2008	$1,240,528.00	$103,377.33
From January 1, 2009 to December 31, 2014	$1,429,304.00	$119,108.67

Further, the phrase “Rent shall be payable to Alter Asset Management, Inc., 1980 Springer Drive, Lombard, Illinois 60148” in the last sentence of the second (2nd) paragraph in Article V of the Lease, is hereby deleted in its entirety and replaced with the phrase “All payments of rent (whether Base Rent or Additional Rent) shall be sent to LESSOR at c/o Boston Capital Institutional Advisors, P.O. Box 11282, Boston, Massachusetts 02211, or at such other place as LESSOR may from time to time designate by written notice.”

c.	Term. In Section B of Article I of the Lease, the words “fifteen (15)” are hereby deleted and replaced with the words “approximately eighteen (18),” and the phrase “, and expiring at 11:59 p.m. on December 31, 2014” is hereby added to the end of Section B of Article I.

d.	Operating Costs. In Section C of Article IV of the Lease, the word “LESSOR” in the first sentence thereof is hereby deleted and replaced with the word “LESSEE.” Further, the words “property management fees not to exceed 3% of gross rents” in the first sentence thereof, and the last sentence thereof are hereby deleted in their entirety.

Additionally, the following language is hereby added to the end of Section C of Article IV of the Lease:

“Notwithstanding the foregoing, LESSEE hereby acknowledges and agrees that if LESSOR exercises its rights to take over the management obligations with respect to the PREMISES as set forth in Section A, Section E and Section F of Article X of the Lease the word “LESSEE” in the first sentence of this Section C of Article IV will be deemed automatically deleted and replaced with the word “LESSOR” without any further action by the parties or amendment to this Lease.”

e.	Tax Exemption Application. The last two (2) paragraphs in Article V of the Lease (Tax Exemption Application) are hereby deleted in their entirety.

f.	Taxes. Section A of Article VI of the Lease is hereby amended to read in its entirety as follows:

“A. Throughout the Term, LESSEE shall pay, as Additional Rent, the Taxes attributable to the PREMISES directly to the applicable taxing authority imposing such Taxes, within thirty (30) days of LESSEE’s receipt of an invoice or request for payment relating thereto, but in no event shall LESSEE make such payment later than ten (10) days prior to the due date for the payment of such Taxes without the imposition of any penalty or interest. Simultaneously with the payment of such Taxes to the applicable taxing authority, LESSEE shall provide LESSOR with evidence of such payment, together with any and all invoices and bills relating thereto. Should LESSEE fail to make such timely payment of the Taxes as set forth herein, LESSEE shall pay to LESSOR forthwith upon demand, all applicable sums, penalties and interest relating to such overdue payments, together with interest thereon per annum at a rate equal to the greater of eighteen percent (18%) or the maximum lawful rate.”

g.	Operating Costs. Section B of Article VI of the Lease is hereby amended to read in its entirety as follows:

“B. Throughout the Term (provided LESSOR has not exercised its right to take over the management obligations with respect to the PREMISES as set forth in Section A, Section E and Section F of Article X of the Lease), LESSEE shall arrange of all of the management, maintenance, operation and repair services relating to the Premises as more particularly set forth in Section C of Article IV hereof, and pay the Operating Costs relating to such services directly to the provider thereof. Simultaneously with the payments for such Operating Costs to the applicable providers thereof, LESSEE shall provide LESSOR with evidence of such payment, together with any and all invoices and bills relating thereto. Should LESSEE fail to make such timely payment of the Operating Costs as set forth herein, LESSEE shall pay to LESSOR forthwith upon demand, all applicable sums, penalties and interest relating to such overdue payments, together with interest thereon per annum at a rate equal to the greater of eighteen percent (18%) or the maximum lawful rate. Should Lessor exercise its right to take over the management obligations with respect to the PREMISES as set forth in Section A, Section E and Section F of Article X of the Lease, however, the first paragraph of Article VII of the Lease shall automatically apply without any further action by the parties or amendment to this Lease and LESSOR shall be solely responsible for the payment of Operating Costs in accordance therewith.

Notwithstanding the foregoing, LESSEE shall pay to LESSOR, within ten (10) days of LESSEE’s receipt of an invoice therefor, any and all costs attributable to LESSOR’s maintenance of insurance for the Premises as more particularly set forth in Article XXIV hereof, which LESSOR will invoice LESSEE for on an annual basis. Should LESSEE fail to make such timely payment within ten (10) days of LESSEE’s receipt of an invoice therefor, LESSEE shall pay to LESSOR forthwith upon demand, all applicable sums evidenced by such invoice, together with interest thereon per annum at a rate equal to the greater of eighteen percent (18%) or the maximum lawful rate.”

h.	Additional Rent Adjustment Payment. Article VII of the Lease is hereby amended by adding the words “Subject to the provisions of the second paragraph of this Article VII,” at the beginning of the first sentence thereof. Further, the following language is hereby added as the second paragraph of Article VII of the Lease:

“Notwithstanding the foregoing, the parties hereby acknowledge and agree that the provisions of the first paragraph of this Article VII shall only be deemed to apply if LESSOR has exercised its right to take over the management obligations with respect to the PREMISES as set forth in Section A, Section E and Section F of Article X of the Lease, in which case such provisions shall be deemed to automatically govern LESSEE’s payment obligations with respect to the payment of Operating Costs without any further action by the parties or amendment to this Lease.”

i.	Maintenance, Repairs and Services. In Section A of Article X of the Lease, the word “LESSOR” in the first and second sentences thereof, is hereby deleted and replaced with the word “LESSEE.” In Section F of Article X of the Lease, the word “LESSOR” is hereby deleted and replaced with the word “LESSEE,” and the phrases “as directed by

Lessee” and “subject to scheduling by LESSOR” are hereby deleted therefrom.

The following language is hereby added to the end of the Section A and Section F of Article X of the Lease:

“Notwithstanding the foregoing, should LESSOR, in LESSOR’s reasonable discretion, be dissatisfied with the LESSEE’s performance of the above obligations, LESSOR may, upon thirty (30) days prior notice to LESSEE (or immediately in the case of an emergency), take over the responsibility to perform such obligations at LESSEE’s sole cost and expense.”

j.	Management. Section E of Article X of the Lease is hereby amended to read in its entirety as follows:

“LESSOR and LESSEE hereby acknowledge and agree that the PREMISES are currently being managed by Burns & Scalo, and that the management of the PREMISES by Burns & Scalo will terminate as of May 31, 2004. Commencing on June 1, 2004, LESSEE shall be solely and exclusively responsible for the management of the PREMISES, at LESSEE’s sole cost and expense, which LESSEE may undertake by hiring a third party management company (a “New Manager”) to manage the PREMISES, subject to LESSOR’s prior written approval (which shall not be unreasonably withheld); provided, however, that should LESSEE choose not to hire a New Manager, LESSEE shall nevertheless be responsible for managing the PREMISES at LESSEE’s sole cost and expense. Notwithstanding the foregoing, if at any time after June 1, 2004, LESSOR is reasonably dissatisfied with the management of the PREMISES, LESSOR may give notice to LESSEE of the cause of such dissatisfaction and if such management deficiencies are not corrected to LESSOR’s reasonable satisfaction within ninety (90) days of LESSOR’s giving of such notice, LESSOR may (i) require LESSEE to terminate the New Manager and hire a replacement manager for the PREMISES, subject to LESSOR’s prior written approval (which shall not be unreasonably withheld), (ii) require LESSEE to hire a replacement manager of the PREMISES in the event that there is no New Manager, which replacement manager shall be subject to LESSOR’s prior written approval (which shall not be unreasonably withheld), or (iii) take over the management of the PREMISES again in accordance with the terms of the Lease. Any management arrangement that LESSEE establishes with respect to the management of the PREMISES, whether through the hiring of a New Manager or otherwise, shall be terminable by either party to such arrangement upon thirty (30) days prior notice.”

k.	Notice. Section B of Article XX of the Lease is hereby amended to read in its entirety as follows:

“All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), if sent by reputable overnight delivery or courier service (e.g., Federal Express) providing for receipted delivery, or if sent by certified or registered mail, return receipt requested, postage prepaid, to the following address: (a) if to LESSOR at One Boston Place, Boston, Massachusetts 02108-4406, Attention: Karl W. Weller, Managing Director, with a copy to Michael F. Burke, Esq., Nutter, McClennen & Fish, LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210-2604; and (b) if to LESSEE, at the PREMISES. Receipt of notice or other communication shall be conclusively established by either (i) return of a return receipt indicating that the notice has been delivered; or (ii) return of the letter containing the notice with an indication from the courier or postal service that the addressee has refused to accept delivery of the notice. Either party may change its address for the giving of notices by notice to the other party given in accordance with this Article XX(B).”

l.	Termination Option. Article XXII of the Lease (Option to Terminate) is hereby deleted in its entirety.

m.	Extension Option. Article XXIII of the Lease (Right to Extend) is hereby deleted in its entirety and the following inserted in place thereof: Provided Lessee shall not be in default at the time of the exercise of such option or at the commencement of an extension period, Lessee shall have an option to extend the Term of this Lease for one five (5) year period as set forth below. Lessee shall exercise the option, if at all, by written notice to Lessor not less than nine (9) months prior to the expiration of the then current Term of this Lease. Within 30 days of Lessor’s receipt of Lessee’s extension notice, Lessor shall inform Lessee in writing of the Base Rent amount for the extension term. The Base Rent amount quoted in Lessor’s notice shall be the prevailing market rental rate for comparable space in the greater Pittsburgh suburban office market as of the commencement date of the extension term as determined in Lessor’s sole judgment. Lessee shall then have a period of thirty (30) days following its receipt of Lessor’s Base Rental rate notice to notify Lessor in writing (the “Final Notice”) of Lessee’s election to extend this Lease at the Base Rental rates quoted by Lessor. If Lessor provides a Final Notice, the Term of this Lease shall be extended for the extension term upon all of the covenants, agreements, terms and provisions set forth in this Lease, except (i) that the Base Rent for the extension term shall be the amounts set forth in the Lessor’s Base Rental rate notice, (ii) that Lessee shall have no further extension rights unless hereafter agreed to in writing by Lessor, and (iii) that Lessor shall have no obligation to provide any Lessor’s Contribution, to conduct any work, or to provide any other concessions in connection with such extension term. During any extension term, Lessee shall continue to pay Operating Costs, Taxes and other amounts in accordance with the provisions of the Lease.

n.	Acquisition Contingency. Article XXV of the Lease (Acquisition Contingency) is hereby deleted in its entirety.

o.	Right of First Refusal. Article XXVI of the Lease (Sale By LESSOR and Right of First Refusal) is hereby deleted in its entirety.

4.	Miscellaneous. LESSEE hereby acknowledges that (i) LESSOR has no undischarged obligations under the Lease to perform any work or improvements to the PREMISES or to provide any tenant improvement allowance under the Lease (except as hereinafter set forth); (ii) there are no offsets or defenses that LESSEE has against the full enforcement of the Lease by LESSOR; (iii) neither LESSOR nor LESSEE is in any respect in default under the Lease; and (iv) LESSEE has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the PERMISES.

5.	Brokers. LESSEE and LESSOR hereby represent and warrant to each other that neither has dealt with any real estate broker or agent in connection with the procurement of this Amendment except Grubb & Ellis, whose commission shall be paid by LESSOR upon the completion and full execution of this Amendment, and not otherwise. LESSEE shall indemnify and hold LESSOR harmless from any costs, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent other than the aforementioned broker in connection with the procurement of this Amendment because of any act or statement by LESSEE. LESSOR shall indemnify and hold LESSEE harmless from any costs, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent other than the aforementioned broker in connection with the procurement of this Amendment because of any act or statement by LESSOR.

6.	Effective Date. The parties agree that this Amendment shall be effective from and after the Effective Date and not to any period of time prior thereto. To the extent this Amendment contains language which purports to amend the Lease with respect to periods of time prior to the Effective Date, such language is for clarification purposes only and shall not be deemed to change the obligations of the parties with respect thereto. In no event shall this Amendment be construed to impose any liability on LESSOR for any period of time preceding its ownership of the Property.

7.	Option to Extend. Lessee acknowledges and agrees that Lessee has one outstanding option to extend the Term of the Lease for the period from January 1, 2015 through December 31, 2019 as set forth in Section XXIII of the Lease, as amended by this Amendment.

8.	Leasehold Improvement Allowance. LESSOR shall reimburse LESSEE for the costs incurred by the LESSEE with respect to any refurbishment of the Premises that LESSEE undertakes (the “Refurbishment”), which Refurbishment shall be conducted in accordance with the terms of the Lease, up to a amount of Five Hundred Fifty Thousand and No/100 Dollars ($550,000.00) (the “LESSOR’S Contribution”), subject to the provisions hereof. To the extent that the Refurbishment exceeds the LESSOR’s Contribution, LESSEE shall be entirely responsible for such excess. The LESSOR’s Contribution shall be payable by LESSOR to LESSEE (or, at LESSOR’s election, directly to LESSEE’s general contractor or subcontractors) in installments in accordance with the provisions hereof as the Refurbishment progresses; provided, however, that no single installment shall be for the less than Fifty Thousand and No/100 Dollars ($50,000.00). Prior to payment of any such installment, LESSEE shall deliver to LESSOR a written request, to be submitted no more frequently than once every thirty (30) days, for such disbursement, which request shall be accompanied by: (i) invoices for the Refurbishment covered by any previous requisition; (ii) copies of partial lien waivers or final lien waivers (in the case of a final installment); and (iii) a certificate signed by the architect (if any) and an officer of the LESSEE certifying that the Refurbishment represented by the aforementioned invoices has been completed substantially in accordance with the plans (if any) that were required to be previously approved by LESSOR in accordance with the Lease in connection with the Refurbishment, and that the remaining portion of the LESSOR’s Contribution is sufficient to pay in full for the completion of the Refurbishment. If at any time the amount of the LESSOR’s Contribution remaining is insufficient to pay for the remaining amount of the Refurbishment, the LESSEE shall pay from its own funds all further sums necessary to enable LESSEE and LESSEE’s architect (if any) to again make the certification required under subsection (iii) above.

Any portion of the LESSOR’s Contribution which has not been applied on or before March 31, 2006, shall be deemed forfeited by LESSEE and LESSOR shall have no further obligation with respect thereto.

9.	Acknowledgment. LESSEE hereby acknowledges and agrees that (i) LESSOR has no obligations whatsoever to LESSEE, under the Lease or otherwise, with respect to any other real property that is not owned by LESSOR, and (ii) LESSEE’s obligations under the Lease are not contingent upon, or affected by, any agreements that LESSEE may have with respect to any real property not owned by LESSOR.

10.	Ratification of Lease Provisions. Except as otherwise expressly amended, modified and provided for in this Amendment, LESSEE hereby ratifies all of the provisions, covenants and conditions of the Lease, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.

11.	Entire Amendment. This Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

12.	Authority. LESSOR and LESSEE each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

13.	Binding Amendment. This Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

14.	Governing Law. This Amendment shall be governed by the law of the state in which the Property is located.

15.	Severability. If any clause or provision of this Amendment is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby, and that in lieu of each such clause or provision of this Amendment that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

16.	No Reservation. Submission of this Amendment for examination or signature is without prejudice and does not constitute a reservation, option or offer, and this Amendment shall not be effective until execution and delivery by all parties.

17.	Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.	Subordinate to Master Lease. The Lease, as amended hereby, is subject and subordinate to the Master Lease, and Lessee acknowledges that it is obligated to attorn to the Property Owner as provided in Section 7.1 of the Master Lease.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date and year first above written.

LESSOR:

SOUTHPOINTE PARK CORP., a Massachusetts corporation

By:	\s\ Gregory L. DeWitt
Name:	Gregory L. DeWitt
Title:	Assistant Clerk

LESSEE:

ANSYS, Inc., a Delaware corporation

By:	\s\ James E. Cashman III
Name:	James E. Cashman III
Title:	President & CEO

JOINDER TO AMENDMENT

The Property Owner hereby joins in the execution of the Amendment for the purpose of approving and consenting to the terms and conditions of the Amendment.

Executed as of the 1st day of January, 2004.

U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, AS SUCCESSOR TO THE TRUST BUSINESS OF STATE STREET BANK AND TRUST COMPANY AS TRUSTEE UNDER A CERTAIN TRUST AND SERVICING AGREEMENT DATED AS OF FEBRUARY 27, 1998, AS AMENDED BY FIRST AMENDMENT TO TRUST AND SERVICING AGREEMENT DATED AS OF MARCH 13, 2002, BY AND AMONG CRESCENT CAPITAL (JERSEY) LTD., MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, CALUSA N.V., BOSTON CAPITAL OWNERSHIP CORP., BOSTON CAPITAL INSTITUTIONAL ADVISORS, AND STATE STREET BANK AND TRUST COMPANY

By:	BOSTON CAPITAL INSTITUTIONAL ADVISORS LLC, AS ATTORNEY IN FACT AND AS SERVICER AND NOT INDIVIDUALLY

By:	\s\
Name:
Title:	Managing Director